Exhibit 99.1

CONTACT:	MICHAEL SHRINER, PRESIDENT & CEO JAWAD CHAUDHRY, EVP & CFO (201) 823-0700

BCB Bancorp, Inc. Earns $2.8 Million in Second Quarter 2024;

Reports $0.14 EPS and

Declares Quarterly Cash Dividend of $0.16 Per Share

BAYONNE, N.J., July 19, 2024 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), today reported net income of $2.8 million for the second quarter of 2024, compared to $5.9 million in the first quarter of 2024, and $8.6 million for the second quarter of 2023. Earnings per diluted share for the second quarter of 2024 were $0.14, compared to $0.32 in the preceding quarter and $0.50 in the second quarter of 2023.

During the second quarter, the Bank agreed to sell a pool of its commercial real estate and multifamily loans with a total balance of $38.4 million as of June 30, 2024. The Bank expects to consummate the loan sale during the third quarter. As a result, the Bank recorded a pre-tax loss of $4.6 million as the loans were moved to held for sale from the held for investment category. Additionally, during the second quarter, the Bank sold a non-performing loan that resulted in a pre-tax loss of $288 thousand, and recorded unrealized losses of $222 thousand on its equity securities. Without giving effect to the aforementioned transactions and the unrealized losses on equity securities, the Company’s second quarter net income and earnings per diluted share were $6.4 million and $0.35, respectively.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.16 per share. The dividend will be payable on August 16, 2024 to common shareholders of record on August 2, 2024.

“At BCB Community Bank, we remain disciplined and committed to executing our Strategic Plan that will continue to strengthen our balance sheet by enhancing our liquidity and capital positions while also delivering consistent and improving profitability. The Bank was able to enter into an agreement to sell a small portfolio of loans at an attractive price that added liquidity without diluting the Bank’s capital ratios. We are prepared and remain well-positioned to navigate through the current economic environment,” stated Michael Shriner, President and Chief Executive Officer.

Executive Summary

•	Total deposits were $2.935 billion at June 30, 2024 compared to $2.992 billion at March 31, 2024.

•	Net interest margin was 2.60 percent for the second quarter of 2024, compared to 2.50 percent for the first quarter of 2024, and 2.92 percent for the second quarter of 2023.

•	Total yield on interest-earning assets was 5.43 percent for the second quarter of 2024 compared to 5.33 percent for the first quarter of 2024, and 5.11 percent for the second quarter of 2023.

•	Total cost of interest-bearing liabilities was 3.56 percent for the second quarter of 2024, compared to 3.54 percent for the first quarter of 2024, and 2.80 percent for the second quarter of 2023.

•	The efficiency ratio for the second quarter was 68.55 percent compared to 58.76 percent in the prior quarter, and 52.32 percent in the second quarter of 2023.

•	The annualized return on average assets ratio for the second quarter was 0.30 percent, compared to 0.61 percent in the prior quarter, and 0.90 percent in the second quarter of 2023.

•	The annualized return on average equity ratio for the second quarter was 3.52 percent, compared to 7.46 percent in the prior quarter, and 11.57 percent in the second quarter of 2023.

•	The provision for credit losses was $2.4 million in the second quarter of 2024 compared to $2.1 million for the first quarter of 2024, and $1.4 million for the second quarter of 2023.

•

The allowance for credit losses (“ACL”) as a percentage of non-accrual loans was 108.6 percent at June 30, 2024 compared to 155.4 percent for the prior quarter-end and 530.3 percent at June 30, 2023. Total non-accrual loans were $32.4 million at June 30, 2024, $22.2 million at March 31, 2024 and $5.7 million at June 30, 2023.

•	Total loans receivable, net of the allowance for credit losses, of $3.162 billion at June 30, 2024, decreased 2.7 percent from $3.320 billion at June 30, 2023.

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

Balance Sheet Review

Total assets decreased by $38.5 million, or 1.0 percent, to $3.794 billion at June 30, 2024, from $3.832 billion at December 31, 2023. The decrease in total assets was mainly related to a decrease in loans, offset, somewhat, by an increase in cash and cash equivalents.

Total cash and cash equivalents increased by $47.3 million, or 16.9 percent, to $326.9 million at June 30, 2024, from $279.5 million at December 31, 2023. The increase was primarily cash flows from loan payoffs/paydowns that were not redeployed.

Loans receivable, net, decreased by $117.8 million, or 3.6 percent, to $3.162 billion at June 30, 2024, from $3.280 billion at December 31, 2023. Total loan decreases during the period included decreases of $93.7 million in commercial real estate and multi-family loans and $19. 6 million in construction loans. 1-4 family residential loans also declined $5.6 million for the same period. Offsetting this was an increase in commercial business loans of $3.2 million. The allowance for credit losses increased $1.6 million to $35.2 million, or 108.6 percent of non-accruing loans and 1.10 percent of gross loans, at June 30, 2024, as compared to an allowance for credit losses of $33.6 million, or 178.9 percent of non-accruing loans and 1.01 percent of gross loans, at December 31, 2023.

Total investment securities decreased by $1.9 million, or 2.0 percent, to $95.0 million at June 30, 2024, from $96.9 million at December 31, 2023, representing unrealized losses, calls, maturities and repayments.

Deposits decreased by $43.8 million, or 1.5 percent, to $2.935 billion at June 30, 2024, from $2.979 billion at December 31, 2023. Interest bearing demand, savings and club accounts, money market accounts and non-interest-bearing accounts declined by $53.0 million, offset by a $9.1 million increase in certificates of deposit.

Debt obligations increased by $275 thousand to $510.7 million at June 30, 2024 from $510.4 million at December 31, 2023. The weighted average interest rate of FHLB advances was 4.21 percent at June 30, 2024 and 4.21 percent at December 31, 2023. The weighted average maturity of FHLB advances as of June 30, 2024 was 1.44 years. The interest rate of the Company’s subordinated debt balances was 8.31 percent at June 30, 2024 and 8.36 percent at December 31, 2023.

Stockholders’ equity increased by $6.7 million, or 2.1 percent, to $320.7 million at June 30, 2024, from $314.1 million at December 31, 2023. The increase was attributable to an increase in the additional paid in capital attributable to its preferred stock of $3.4 million, or 13.4 percent, to $28.4 million at June 30, 2024, and an increase in retained earnings of $2.4 million, or 1.8 percent, to $138.3 million at June 30, 2024 from $135.9 million at December 31, 2023. The increase in its preferred stock paid in capital was due to the issuance of 336 shares of its Series J Noncumulative Perpetual Preferred Stock during the six-month period.

Second Quarter 2024 Income Statement Review

Net income was $2.8 million for the quarter ended June 30, 2024 and $8.6 million for the quarter ended June 30, 2023. The decline was primarily driven by a $4.9 million loss on the sale of loans in the second quarter of 2024 and lower net interest income, which decreased $3.4 million in the second quarter of 2024 as compared with the second quarter of 2023. This was offset, somewhat, by a lower tax provision of $2.3 million and a decrease in non-interest expense of $719 thousand.

Net interest income decreased by $3.4 million, or 12.4 percent, to $23.6 million for the second quarter of 2024, from $27.0 million for the second quarter of 2023. The decrease in net interest income resulted from higher interest expense which was partially offset by higher interest income.

Interest income increased by $2.2 million, or 4.7 percent, to $49.4 million for the second quarter of 2024 from $47.2 million for the second quarter of 2023. The average balance of interest-earning assets decreased $55.4 million, or 1.5 percent, to $3.639 billion for the second quarter of 2024 from $3.695 billion for the second quarter of 2023, while the average yield increased 32 basis points to 5.43 percent for the second quarter of 2024 from 5.11 percent for the second quarter of 2023.

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

Interest expense increased by $5.6 million to $25.8 million for the second quarter of 2024 from $20.2 million for the second quarter of 2023. The increase resulted primarily from an increase in the average rate on interest-bearing liabilities of 76 basis points to 3.56 percent for the second quarter of 2024 from 2.80 percent for the second quarter of 2023, while the average balance of interest-bearing liabilities increased by $6.03 million to $2.897 billion for the second quarter of 2024 from $2.891 billion for the second quarter of 2023.

The net interest margin was 2.60 percent for the second quarter of 2024 compared to 2.92 percent for the second quarter of 2023. The decrease in the net interest margin compared to the second quarter of 2023 was the result of the increase in the cost of interest-bearing liabilities partially offset by the increase in the yield on interest-earning assets.

During the second quarter of 2024, the Company recognized $1.8 million in net charge-offs compared to $27 thousand in net charge offs for the second quarter of 2023. The Bank had non-accrual loans totaling $32.4 million, or 1.01 percent of gross loans, at June 30, 2024 as compared to $18.8 million, or 0.57 percent of gross loans, at December 31, 2023. The allowance for credit losses on loans was $35.2 million, or 1.10 percent of gross loans, at June 30, 2024, and $33.6 million, or 1.01 percent of gross loans, at December 31, 2023. The provision for credit losses was $2.4 million for the second quarter of 2024 compared to $1.9 million for the fourth quarter of 2023. Management believes that the allowance for credit losses on loans was adequate at June 30, 2024 and December 31, 2023.

Non-interest income decreased by $4.4 million to a net loss of $3.2 million for the second quarter of 2024 from a net gain of $1.1 million in the second quarter of 2023. The decrease in total non-interest income was mainly related to the aforementioned $4.9 million loss on the sale of loans.

Non-interest expense decreased by $719 thousand, or 4.9 percent, to $14.0 million for the second quarter of 2024 from $14.7 million for the second quarter of 2023. The decrease in these expenses for the second quarter of 2024 was primarily driven by a lesser amount of salaries and employee benefits expense, which declined $719 thousand.

The income tax provision decreased by $2.3 million, or 66.3 percent, to $1.2 million for the second quarter of 2024 from $3.4 million for the second quarter of 2023. The consolidated effective tax rate was 29.2 percent for the second quarter of 2024 compared to 28.6 percent for the second quarter of 2023.

Year-to-Date Income Statement Review

Net income decreased by $8.0 million, or 48.0 percent, to $8.7 million for the first six months of 2024 from $16.7 million for the first six months of 2023. The decrease in net income was driven, primarily, by lower net interest income of $7.7 million, or 14.1 percent.

Net interest income decreased by $7.7 million, or 14.1 percent, to $46.8 million for the first six months of 2024 from $54.5 million for the first six months of 2023. The decrease in net interest income resulted from an increase in interest expense of $16.8 million, partly offset by an increase in interest income of $9.1 million.

Interest income increased by $9.1 million, or 10.2 percent, to $98.7 million for the first six months of 2024, from $89.6 million for the first six months of 2023. The average balance of interest-earning assets increased $79.7 million, or 2.2 percent, to $3.669 billion for the first six months of 2024, from $3.590 billion for the first six months of 2023, while the average yield increased 39 basis points to 5.38 percent from 4.99 percent for the same comparable period. The increase in the average balance of interest-earning assets mainly related to an increase in the Company’s level of average interest- bearing bank balances and loans receivable for the first six months of 2024, as compared to the same period in 2023.

Interest expense increased by $16.8 million, or 47.9 percent, to $51.9 million for 2024, from $35.1 million for 2023. This increase resulted primarily from an increase in the average rate on interest-bearing liabilities of 102 basis points to 3.55 percent for the first six months of 2024, from 2.53 percent for the first six months of 2023, and an increase in the average balance of interest-bearing liabilities of $150.6 million, or 5.4 percent, to $2.927 billion from $2.777 billion over the same period. The increase in the average cost of funds primarily resulted from the higher interest rate environment in the first six months of 2024 compared to the same period in 2023.

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

Net interest margin was 2.55 percent for the first six months of 2024, compared to 3.03 percent for the first six months of 2023. The decrease in the net interest margin compared to the prior period was the result of an increase in the cost of the Bank’s interest-bearing liabilities.

During the first six months of 2024, the Company experienced $2.9 million in net charge offs compared to $25 thousand in net recoveries for the same period in 2023. The provision for credit losses was $4.5 million for the first six months of 2024 compared to $2.0 million for the same period in 2023.

Non-interest income decreased by $579 thousand to a loss of $1.1 million for the first six months of 2024 from a loss of $546 thousand for the first six months of 2023. Losses on sale of loans increased $4.8 million which was offset by an increase in realized and unrealized gains and losses on equity securities of $3.8 million, and an increase in BOLI income of $658 thousand. The realized and unrealized gains or losses on equity investments are based on market conditions.

Non-interest expense increased by $265 thousand, or 0.9 percent, to $28.8 million for the first six months of 2024 from $28.6 million for the same period in 2023. The increase in operating expenses for 2024 was driven primarily by increases in the off-balance sheet reserves of $921 thousand and $763 thousand in regulatory assessments. This was offset by the Bank recording $1.4 million less in salaries and employee benefits.

The income tax provision decreased by $3.0 million or 45.7 percent, to $3.6 million for the first six months of 2024 from $6.7 million for the same period in 2023. The decrease in the income tax provision was a result of the lower taxable income for the six months ended June 30, 2024 compared to the same period in 2023. The consolidated effective tax rate was 29.4 percent for the first six months of 2024 compared to 28.5 percent for the first six months of 2023.

Asset Quality

During the second quarter of 2024, the Company recognized $1.8 million in net charge offs, compared to $27 thousand in net charge offs for the second quarter of 2023.

The Bank had non-accrual loans totaling $32.4 million, or 1.01 percent of gross loans, at June 30, 2024, as compared to $5.7 million, or 0.17 percent of gross loans, at June 30, 2023. The allowance for credit losses was $35.2 million, or 1.10 percent of gross loans, at June 30, 2024, and $30.2 million, or 0.90 percent of gross loans, at June 30, 2023. The allowance for credit losses was 108.6 percent of non-accrual loans at June 30, 2024, and 530.3 percent of non-accrual loans at June 30, 2023.

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-three branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branch offices in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity and capital in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: the global impact of the military conflicts in the Ukraine and the Middle East; unfavorable economic conditions in the United States generally and particularly in our primary market area; the Company’s ability to effectively attract and deploy deposits; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; our level of non-performing assets and the costs associated with resolving any problem loans including litigation and other costs; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in our ability to access cost-effective funding; deposit flows; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation, or FDIC, insurance rates; monetary and fiscal policies of the federal and state governments; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in management’s business strategies; changes in consumer spending; our ability to retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; expanding regulatory requirements which could adversely affect operating results; civil unrest in the communities that we serve; and other factors discussed elsewhere in this report, and in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, and our other periodic reports that we file with the SEC.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain supplemental Non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s financial results for the periods in question.

The Company provides measurements and ratios based on tangible stockholders’ equity and efficiency ratios. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors. For a reconciliation of GAAP to Non-GAAP financial measures included in this press release, see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

	Statements of Income - Three Months Ended,
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024 vs. Mar 31, 2024	June 30, 2024 vs. June 30, 2023
Interest and dividend income:	(In thousands, except per share amounts, Unaudited)
Loans, including fees	$44,036	$43,722	$42,644	0.7%	3.3%
Mortgage-backed securities	297	305	184	-2.6%	61.4%
Other investment securities	1,006	975	1,070	3.2%	-6.0%
FHLB stock and other interest-earning assets	4,106	4,283	3,339	-4.1%	23.0%

Total interest and dividend income	49,445	49,285	47,237	0.3%	4.7%

Interest expense:
Deposits:
Demand	5,349	5,257	4,190	1.8%	27.7%
Savings and club	152	166	143	-8.4%	6.3%
Certificates of deposit	14,571	14,983	8,474	-2.7%	71.9%

	20,072	20,406	12,807	-1.6%	56.7%
Borrowings	5,734	5,736	7,441	0.0%	-22.9%

Total interest expense	25,806	26,142	20,248	-1.3%	27.4%

Net interest income	23,639	23,143	26,989	2.1%	-12.4%
Provision for credit losses	2,438	2,088	1,350	16.8%	80.6%

Net interest income after provision for credit losses	21,201	21,055	25,639	0.7%	-17.3%

Non-interest (loss) income :
Fees and service charges	1,119	1,215	1,442	-7.9%	-22.4%
(Loss) gain on sales of loans	(4,563)	45	—	—	—
Loss on sale of impaired loans	(288)	—	—	—	—
Realized and unrealized (loss) gain on equity investments	(222)	130	(669)	-270.8%	-66.8%
Bank-owned life insurance (“BOLI”) income	671	675	267	-0.6%	151.3%
Other	49	44	78	11.4%	-37.2%

Total non-interest (loss) income	(3,234)	2,109	1,118	-253.3%	-389.3%

Non-interest expense:
Salaries and employee benefits	6,992	6,981	7,711	0.2%	-9.3%
Occupancy and equipment	2,529	2,644	2,560	-4.3%	-1.2%
Data processing and communications	1,672	1,853	1,795	-9.8%	-6.9%
Professional fees	604	595	622	1.5%	-2.9%
Director fees	254	277	270	-8.3%	-5.9%
Regulatory assessment fees	953	1,142	796	-16.5%	19.7%
Advertising and promotions	253	216	350	17.1%	-27.7%
Other real estate owned, net	—	—	1	—	-100.0%
Other	730	1,130	601	-35.4%	21.5%

Total non-interest expense	13,987	14,838	14,706	-5.7%	-4.9%

Income before income tax provision	3,980	8,326	12,051	-52.2%	-67.0%
Income tax provision	1,163	2,460	3,447	-52.7%	-66.3%

Net Income	2,817	5,866	8,604	-52.0%	-67.3%
Preferred stock dividends	448	434	174	3.2%	157.3%

Net Income available to common stockholders	$2,369	$5,432	$8,430	-56.4%	-71.9%

Net Income per common share-basic and diluted
Basic	$0.14	$0.32	$0.50	-56.6%	-72.2%

Diluted	$0.14	$0.32	$0.50	-56.5%	-72.2%

Weighted average number of common shares outstanding
Basic	17,005	16,930	16,824	0.4%	1.1%

Diluted	17,005	16,939	16,831	0.4%	1.0%

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

	Statements of Income - Six Months Ended,
	June 30, 2024	June 30, 2023	June 30, 2024 vs. June 30, 2023
Interest and dividend income:	(In thousands, except per share amounts, Unaudited)
Loans, including fees	$87,758	$81,533	7.6%
Mortgage-backed securities	602	370	62.7%
Other investment securities	1,981	2,190	-9.5%
FHLB stock and other interest-earning assets	8,389	5,496	52.6%

Total interest and dividend income	98,730	89,589	10.2%

Interest expense:
Deposits:
Demand	10,606	7,344	44.4%
Savings and club	318	261	21.8%
Certificates of deposit	29,554	14,927	98.0%

	40,478	22,532	79.6%
Borrowings	11,470	12,597	-8.9%

Total interest expense	51,948	35,129	47.9%

Net interest income	46,782	54,460	-14.1%
Provision for credit losses	4,526	1,972	129.5%

Net interest income after provision for credit losses	42,256	52,488	-19.5%

Non-interest (loss) income:
Fees and service charges	2,334	2,540	-8.1%
(Loss) gain on sales of loans	(4,518)	6	—
Loss on sale of impaired loans	(288)	—	—
Realized and unrealized loss on equity investments	(92)	(3,896)	-97.6%
Bank-owned life insurance (“BOLI”) income	1,346	688	95.6%
Other	93	116	-19.8%

Total non-interest loss	(1,125)	(546)	106.0%

Non-interest expense:
Salaries and employee benefits	13,973	15,329	-8.8%
Occupancy and equipment	5,173	5,112	1.2%
Data processing and communications	3,525	3,460	1.9%
Professional fees	1,199	1,188	0.9%
Director fees	531	535	-0.7%
Regulatory assessments	2,095	1,332	57.3%
Advertising and promotions	469	628	-25.3%
Other real estate owned, net	—	2	-100.0%
Other	1,860	974	91.0%

Total non-interest expense	28,825	28,560	0.9%

Income before income tax provision	12,306	23,382	-47.4%
Income tax provision	3,623	6,672	-45.7%

Net Income	8,683	16,710	-48.0%
Preferred stock dividends	882	347	154.2%

Net Income available to common stockholders	$7,801	$16,363	-52.3%

Net Income per common share-basic and diluted
Basic	$0.46	$0.97	-52.6%

Diluted	$0.46	$0.96	-52.6%

Weighted average number of common shares outstanding
Basic	16,968	16,886	0.5%

Diluted	17,102	17,010	0.5%

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

Statements of Financial Condition	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2024 vs. March 31, 2024	June 30, 2024 vs. December 31,2023
ASSETS	(In Thousands, Unaudited)
Cash and amounts due from depository institutions	$11,146	$11,795	$16,597	-5.5%	-32.8%
Interest-earning deposits	315,724	340,653	262,926	-7.3%	20.1%

Total cash and cash equivalents	326,870	352,448	279,523	-7.3%	16.9%

Interest-earning time deposits	735	735	735	—	—
Debt securities available for sale	85,964	86,966	87,769	-1.2%	-2.1%
Equity investments	9,001	9,223	9,093	-2.4%	-1.0%
Loans held for sale	35,187	—	1,287	—	2634.0%
Loans receivable, net of allowance for credit losses of $35, 243, $34,563 and $33,608 , respectively	3,161,925	3,226,877	3,279,708	-2.0%	-3.6%
Federal Home Loan Bank of New York (“FHLB”) stock, at cost	25,001	24,917	24,917	0.3%	0.3%
Premises and equipment, net	12,346	12,744	13,057	-3.1%	-5.4%
Accrued interest receivable	16,576	17,442	16,072	-5.0%	3.1%
Deferred income taxes	17,227	17,555	18,213	-1.9%	-5.4%
Goodwill and other intangibles	5,253	5,253	5,253	0.0%	0.0%
Operating lease right-of-use asset	13,556	12,186	12,935	11.2%	4.8%
Bank-owned life insurance (“BOLI”)	74,752	74,081	73,407	0.9%	1.8%
Other assets	9,548	8,768	10,428	8.9%	-8.4%

Total Assets	$3,793,941	$3,849,195	$3,832,397	-1.4%	-1.0%

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing deposits	$523,816	$531,112	$536,264	-1.4%	-2.3%
Interest bearing deposits	2,411,423	2,460,547	2,442,816	-2.0%	-1.3%

Total deposits	2,935,239	2,991,659	2,979,080	-1.9%	-1.5%
FHLB advances	473,086	472,949	472,811	0.0%	0.1%
Subordinated debentures	37,624	37,624	37,624	0.0%	0.0%
Operating lease liability	13,973	12,579	13,315	11.1%	4.9%
Other liabilities	13,287	14,253	15,512	-6.8%	-14.3%

Total Liabilities	3,473,209	3,529,064	3,518,342	-1.6%	-1.3%

STOCKHOLDERS’ EQUITY
Preferred stock: $0.01 par value, 10,000 shares authorized	—	—	—	—	—
Additional paid-in capital preferred stock	28,403	27,733	25,043	2.4%	13.4%
Common stock: no par value, 40,000 shares authorized	—	—	—	0.0%	0.0%
Additional paid-in capital common stock	200,162	199,726	198,923	0.2%	0.6%
Retained earnings	138,309	138,643	135,927	-0.2%	1.8%
Accumulated other comprehensive loss	(7,795)	(7,624)	(7,491)	2.2%	4.1%
Treasury stock, at cost	(38,347)	(38,347)	(38,347)	0.0%	0.0%

Total Stockholders’ Equity	320,732	320,131	314,055	0.2%	2.1%

Total Liabilities and Stockholders’ Equity	$3,793,941	$3,849,195	$3,832,397	-1.4%	-1.0%

Outstanding common shares	17,029	16,957	16,904

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

	Three Months Ended June 30,
	2024			2023
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
			(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$3,246,612	$44,036	5.43%	$3,315,120	$42,644	5.15%
Investment Securities	95,241	1,303	5.47%	100,971	1,254	4.97%
FHLB stock and other interest-earning assets	297,574	4,106	5.52%	278,746	3,339	4.79%

Total Interest-earning assets	3,639,428	49,445	5.43%	3,694,837	47,237	5.11%

Non-interest-earning assets	123,550			125,032
Total assets	$3,762,978			$3,819,869

Interest-bearing liabilities:
Interest-bearing demand accounts	$546,391	$2,279	1.67%	$712,414	$2,209	1.24%
Money market accounts	370,204	3,070	3.32%	331,339	1,981	2.39%
Savings accounts	267,919	152	0.23%	312,201	143	0.18%
Certificates of Deposit	1,202,306	14,571	4.85%	904,766	8,474	3.75%

Total interest-bearing deposits	2,386,819	20,072	3.36%	2,260,721	12,807	2.27%
Borrowed funds	510,634	5,734	4.49%	630,706	7,441	4.72%

Total interest-bearing liabilities	2,897,452	25,806	3.56%	2,891,427	20,248	2.80%

Non-interest-bearing liabilities	545,269			630,928

Total liabilities	3,442,721			3,522,355
Stockholders’ equity	320,257			297,514

Total liabilities and stockholders’ equity	$3,762,978			$3,819,869

Net interest income		$23,639			$26,989

Net interest rate spread(1)			1.87%			2.31%

Net interest margin(2)			2.60%			2.92%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

	Six Months Ended June 30,
	2024			2023
	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)	Average Balance	Interest Earned/Paid	Average Yield/Rate (3)
	(Dollars in thousands)
Interest-earning assets:
Loans Receivable (4)(5)	$3,273,200	$87,758	5.36%	$3,240,812	$81,533	5.03%
Investment Securities	95,747	2,583	5.40%	104,898	2,560	4.88%
FHLB stock and other interest-earning assets	300,433	8,389	5.58%	243,987	5,496	4.51%

Total Interest-earning assets	3,669,380	98,730	5.38%	3,589,697	89,589	4.99%

Non-interest-earning assets	124,477			120,965
Total assets	$3,793,857			$3,710,663

Interest-bearing liabilities:
Interest-bearing demand accounts	$553,290	$4,509	1.63%	$713,097	$3,998	1.12%
Money market accounts	369,650	6,097	3.30%	322,930	3,346	2.07%
Savings accounts	272,825	318	0.23%	317,451	261	0.16%
Certificates of Deposit	1,221,056	29,554	4.84%	876,762	14,927	3.40%

Total interest-bearing deposits	2,416,821	40,478	3.35%	2,230,241	22,532	2.02%
Borrowed funds	510,569	11,470	4.49%	546,528	12,597	4.61%

Total interest-bearing liabilities	2,927,390	51,948	3.55%	2,776,769	35,129	2.53%

Non-interest-bearing liabilities	548,985			638,406

Total liabilities	3,476,375			3,415,175
Stockholders’ equity	317,482			295,488

Total liabilities and stockholders’ equity	$3,793,857			$3,710,663

Net interest income		$46,782			$54,460

Net interest rate spread(1)			1.83%			2.46%

Net interest margin(2)			2.55%			3.03%

(1)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Annualized.
(4)	Excludes allowance for credit losses.
(5)	Includes non-accrual loans.

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

	Financial Condition data by quarter
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
		(In thousands, except book values)
Total assets	$3,793,941	$3,849,195	$3,832,397	$3,812,120	$3,872,853
Cash and cash equivalents	326,870	352,448	279,523	251,916	273,212
Securities	94,965	96,189	96,862	94,444	100,473
Loans receivable, net	3,161,925	3,226,877	3,279,708	3,285,727	3,319,721
Deposits	2,935,239	2,991,659	2,979,080	2,819,556	2,885,721
Borrowings	510,710	510,573	510,435	660,298	660,160
Stockholders’ equity	320,732	320,131	314,055	303,636	299,623
Book value per common share[1]	$17.17	$17.24	$17.10	$16.79	$16.60
Tangible book value per common share[2]	$16.86	$16.93	$16.79	$16.48	$16.28

	Operating data by quarter
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
	(In thousands, except for per share amounts)
Net interest income	$23,639	$23,143	$23,922	$25,680	$26,989
Provision for credit losses	2,438	2,088	1,927	2,205	1,350
Non-interest (loss) income	(3,234)	2,109	3,228	1,406	1,118
Non-interest expense	13,987	14,838	16,568	15,463	14,706
Income tax expense	1,163	2,460	2,593	2,707	3,447

Net income	$2,817	$5,866	$6,062	$6,711	$8,604

Net income per diluted share	$0.14	$0.32	$0.35	$0.39	$0.50

Common Dividends declared per share	$0.16	$0.16	$0.16	$0.16	$0.16

	Financial Ratios(3)
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Return on average assets	0.30%	0.61%	0.63%	0.70%	0.90%
Return on average stockholders’ equity	3.52%	7.46%	7.91%	8.92%	11.57%
Net interest margin	2.60%	2.50%	2.57%	2.78%	2.92%
Stockholders’ equity to total assets	8.45%	8.32%	8.19%	7.97%	7.74%
Efficiency Ratio[4]	68.55%	58.76%	61.02%	57.09%	52.32%

	Asset Quality Ratios
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
	(In thousands, except for ratio %)
Non-Accrual Loans	$32,448	$22,241	$18,783	$7,931	$5,696
Non-Accrual Loans as a % of Total Loans	1.01%	0.68%	0.57%	0.24%	0.17%
ACL as % of Non-Accrual Loans	108.6%	155.4%	178.9%	402.4%	530.3%
Individually Analyzed Loans	60,798	65,731	54,019	35,868	28,250
Classified Loans	87,033	97,739	85,727	42,807	28,250

(1)	Calculated by dividing stockholders’ equity, less preferred equity, to shares outstanding.
(2)

Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less goodwill and preferred stock. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

(3)	Ratios are presented on an annualized basis, where appropriate.
(4)

The Efficiency Ratio, a non-GAAP measure, was calculated by dividing non-interest expense by the total of net interest income and non-interest income. See “Reconciliation of GAAP to Non-GAAP Financial Measures by quarter.”

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

	Recorded Investment in Loans Receivable by quarter
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
	(In thousands)
Residential one-to-four family	$242,706	$244,762	$248,295	$251,845	$250,345
Commercial and multi-family	2,340,385	2,392,970	2,434,115	2,444,887	2,490,883
Construction	173,207	180,975	192,816	185,202	179,156
Commercial business	375,355	378,073	372,202	370,512	368,948
Home equity	66,843	65,518	66,331	66,046	61,595
Consumer	2,053	2,847	3,643	3,647	3,994

	$3,200,549	$3,265,145	$3,317,402	$3,322,139	$3,354,921
Less:
Deferred loan fees, net	(3,381)	(3,705)	(4,086)	(4,498)	(4,995)
Allowance for credit losses	(35,243)	(34,563)	(33,608)	(31,914)	(30,205)

Total loans, net	$3,161,925	$3,226,877	$3,279,708	$3,285,727	$3,319,721

	Non-Accruing Loans in Portfolio by quarter
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
	(In thousands)
Residential one-to-four family	$350	$429	$270	$178	$178
Commercial and multi-family	27,796	12,627	8,684	3,267	—
Construction	586	3,225	4,292	2,886	4,145
Commercial business	3,673	5,916	5,491	1,600	1,373
Home equity	43	44	46	—	—

Total:	$32,448	$22,241	$18,783	$7,931	$5,696

	Distribution of Deposits by quarter
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
	(In thousands)
Demand:
Non-Interest Bearing	$523,816	$531,112	$536,264	$523,912	$620,509
Interest Bearing	549,239	552,295	564,912	574,577	714,420
Money Market	371,689	361,791	370,934	348,732	328,543

Sub-total:	$1,444,744	$1,445,198	$1,472,110	$1,447,221	$1,663,472
Savings and Club	258,680	272,051	284,273	293,962	307,435
Certificates of Deposit	1,231,815	1,274,410	1,222,697	1,078,373	914,814

Total Deposits:	$2,935,239	$2,991,659	$2,979,080	$2,819,556	$2,885,721

BCBP Reports First Quarter 2024 Earnings

July 19, 2024

Reconciliation of GAAP to Non-GAAP Financial Measures by  quarter

	Tangible Book Value per Share
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
	(In thousands, except per share amounts)
Total Stockholders’ Equity	$320,732	$320,131	$314,055	$303,636	$299,623
Less: goodwill	5,253	5,253	5,253	5,253	5,253
Less: preferred stock	28,403	27,733	25,043	20,783	21,003

Total tangible common stockholders’ equity	287,076	287,145	283,759	277,601	273,368
Shares common shares outstanding	17,029	16,957	16,904	16,848	16,788
Book value per common share	$17.17	$17.24	$17.10	$16.79	$16.60

Tangible book value per common share	$16.86	$16.93	$16.79	$16.48	$16.28

	Efficiency Ratios
	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
	(In thousands, except for ratio %)
Net interest income	$23,639	$23,143	$23,922	$25,680	$26,989
Non-interest (loss) income	(3,234)	2,109	3,228	1,406	1,118

Total income	20,405	25,252	27,150	27,086	28,107
Non-interest expense	13,987	14,838	16,568	15,463	14,706

Efficiency Ratio	68.55%	58.76%	61.02%	57.09%	52.32%